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                                                             Exhibit 10.15

                               AMENDMENT AGREEMENT

         AMENDMENT AGREEMENT, dated as of January 17, 1997, by and between ENAMELON, INC., a Delaware corporation, having its principal place of business at 15 Kimball Avenue, Yonkers, New York 10704 (the "Company"), and ANTHONY E. WINSTON, residing at 42 Tall Oak Drive, East Brunswick, New Jersey 08816 (the "Employee").

                                    RECITALS

         The Company and the Employee are parties to an Employment Agreement, dated January 17,1995 (the "Employment Agreement"), and have agreed to amend the Employment Agreement to extend the term of the Employment Agreement, to increase the Employee's compensation thereunder, and to make certain other changes as herein provided. Capitalized terms used herein shall have the meanings set forth in the Employment Agreement unless otherwise defined herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1 . Section 1 of the Employment Agreement is hereby deleted in its entirety and the following new Section 1is hereby inserted in lieu thereof:

                  1. Employment.

                  The Company agrees to employ the Employee and the Employee accepts employment upon the terms and conditions set forth herein for a term commencing on the date hereof and ending on January 17, 2000, unless earlier terminated in accordance with the terms of this Agreement.

         2. Section 3(a) of the Employment Agreement is hereby deleted in its entirety and the following new Section 3(a) is hereby inserted in lieu thereof.

                  (a) The Company shall pay the Employee an annual base salary ("Base Salary") as follows:

                  (i) commencing January 18, 1997, and ending January 17, 1998, a Base Salary at the rate of $143,000 per year;

                  (ii) commencing January 18, 1998, and ending January 17, 1999, a Base Salary at the rate of $151,000 per year; and

                  (iii) commencing January 18, 1999, and ending January 17, 2000, a Base Salary at the rate of $160,000 per year.


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                                                             Exhibit 10.15

         The Employee's Base Salary shall be paid at such times and in such manner as is consistent with the Company's prevailing payroll practices for other senior executives of the Company.

         3. Sections 3(c) and 3(d) of the Employment Agreement are hereby deleted in their entirety and the following new Sections 3(c) and 3(d) are inserted in lieu thereof:

                  (c) The Employee shall participate in an executive compensation plan to be established by the Board of Directors of the Company. The Employee shall be entitled to 10% of any amounts allocated by the Board of Directors each year during the term hereof to such plan for the purpose of providing an incentive to key employees. In no event, however, shall the Employee receive more than two times his base salary. In addition, in the event the term hereof is not commensurate with the fiscal year of the Company or the Employee is not employed hereunder for a full fiscal year, any such amounts due to the Employee hereunder pursuant to the terms of any executive compensation plan shall be pro-rated for any such fiscal year during which the Employee was not employed for the full twelve-month period thereof.

                  (d) The Employee acknowledges that he has been granted as of the commencement of this Agreement 150,000 ten-year incentive stock options (after giving effect to a 3 for 1 stock split) in accordance with the terms of the Company's Stock Option Plan (the "Plan"). The Employee shall hereafter have the right to receive additional stock options under the Plan or any other stock option plan adopted by the Company at such times and on such terms as are consistent with options granted to other senior executives of the Company.

         4. Section 4(a) of the Employment Agreement is hereby deleted in its entirety and the following new Section 4(a) is inserted in lieu thereof:

                  (a) During the term of this Agreement, the Employee shall have the right to participate in the Company's group health insurance plan and such other employee benefit plans as are offered to other senior executives of the Company.

         5. Section 4(c) of the Employment Agreement is hereby deleted in its entirety and the following new Section 4(c) is inserted in lieu thereof.

                  (c) The Employee shall be entitled to five (5) weeks of paid vacation and twelve(12)personal days per calendar year ("Vacation Allotments"). The Vacation Allotments are non-cumulative and if the Employee fails to use any or all of his Vacation Allotments during a particular calendar year, such Vacation Allotments shall be deemed forfeited forever.

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                                                           Exhibit 10.15

         6. The introductory paragraph of Section 6 and Section 6(a) of the Employment Agreement are hereby deleted in their entirety and the following new introductory paragraph and Section 6(a) are hereby inserted in lieu thereof:

                  6.       Covenants and Restrictions.

                  The Employee covenants that, except in carrying out his duties hereunder, during the term of his employment and for the period consisting of the Remainder Term (as defined in section 9(b) hereof), if any, and two (2) years following the date on which this term of this Agreement is scheduled to expire under Section 1 hereof (such two-year period being referred to herein as the "Restricted Period"), irrespective of the reasons for termination of the Employee's employment and unless such longer period of time is specifically set forth herein:

                  (a) The Employee will not directly or indirectly own any interest in, participate or engage in, assist, render any services (including advisory services) to, become associated with, work for, serve (in any capacity whatsoever, including, without limitation, as an employee, consultant, advisor, agent, independent contractor, officer or director) or otherwise become in any way or manner connected with the ownership, management, operation, or control of, any business, firm, corporation, partnership or other entity (collectively referred to herein as a "Person") that (i) during the Remainder Term, if any, engages in, or assists others in engaging in or conducting any business, which deals, directly or indirectly, in products or services competitive with the Company's product line or services, as described below, anywhere in the world and (ii) during the Restricted Period engages in, or assists others in engaging in or conducting any business, which deals, directly or indirectly, in products or services competitive with the Company's product line or services anywhere in the world whereby the Employee will make use of the Enamelon Technology, as defined hereinafter; provided, however, that the above restriction shall not be deemed to exclude the Employee from acting as a director of a corporation for the benefit of the Company with the consent of the Company's Board of Directors; and provided, further, that during the Restricted Period, the Employee may engage in the above business activity involving the research and development, manufacture, marketing or sale of any dentifrice, chewing gum, food, confection, spray, professional gel, or mouth rinse that uses currently accepted technology which, for example, makes use of fluoride, in the prevention of cavities, and may directly result in the remineralization of teeth so long as the Employee, in such a capacity, does not make use of the Enamelon Technology, as defined hereinafter. For purposes hereof, "products or services competitive with the Company's product line or services" shall mean any products or services which have as their primary purpose or function or which are marketed, promoted or sold as having the effect of repairing, remineralizing, rebuilding, desensitizing teeth or preventing or retarding tooth decay and/or cavities. For purposes hereof, the

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                                                              Exhibit 10.15

         "Enamelon Technology" shall mean any scientific know-how or methods developed by the Company or any of its employees with the aim to further develop the Products. Enamelon Technology includes but is not limited to its development of Amorphous Calcium Phosphate technology ("ACPT").

         7. Section 9(b) of the Employment Agreement is hereby deleted in its entirety and the Following new Sections 9(b), 9(c) and 9(d) are inserted in lieu thereof:

                  (b) Not withstanding any provisions in this Agreement to the contrary, the Company may terminate the employment of the Employee hereunder without Cause at anytime. If the Company terminates the employment of the Employee hereunder without Cause or if either the Employee or the Company terminate the employment of the Employee for any reason at any time within six months after a Change of Control (as hereinafter defined), then the Company shall be obligated to pay the Employee's Base Salary for a period equal to the longer of (i) the remainder of the term of this Agreement or (ii) six months after the date of the Employee's termination (such period being referred to herein as the "Remainder Term"), and the Company shall also continue for the Remainder Term to permit the Employee to receive or participate in all fringe benefits available to him pursuant to Section 4 above; provided, however, that during the Remainder Term any amounts payable to the Employee pursuant to this Section 9(b) and any fringe benefits that he receives or in which he participates pursuant to this Section 9(b) shall be reduced by any payments or fringe benefits the Employee shall receive during the Remainder Term from any other source of employment that is unaffiliated with the Company. All amounts payable during the Remainder Term shall be paid at such times and in such manner as shall be consistent with the Company's prevailing payroll practices.

                  (c) For purposes of this Agreement, a "change of control" shall be deemed to occur when any Person or group of Persons directly or indirectly (through a subsidiary or otherwise), (A) acquires or is granted the right to acquire, directly or through a merger or similar transaction, a majority of Company's outstanding voting securities, or
         (B) acquires all or substantially all of the Company's assets.

                  (d) The Company shall pay the Employee, as severance pay upon expiration of this Agreement as provided in Section 1, his Base Salary for a period of six (6) months after the date of expiration, unless (i) the term of this Agreement shall have been extended or the Employee shall otherwise be employed by the Company after the expiration of the term of this Agreement or (ii) this Agreement shall have been terminated prior to such expiration date. All such severance payments shall be paid at such time and in such manner as shall be consistent with the Company's prevailing payroll practices.

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                                                          Exhibit 10.15

         8. The terms "this Agreement," "hereof," "hereunder" and words of like meaning appearing in the Employment Agreement shall mean and refer to the Employment Agreement as amended hereby.

         9. Except as otherwise amended by this Amendment Agreement, the Employment Agreement shall remain in full force and effect, and the Company and the Employee each hereby reaffirm each of their respective agreements, covenants and obligations set forth therein.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement as of the date above written.

                                 ENAMELON, INC.

                                        By:   /s/ Steven R. Fox
                                              -----------------------
                                              Steven R. Fox, Chairman

                                              /s/ Anthony E. Winston
                                              -----------------------
                                              Anthony E. Winston

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